UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARENA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	73-1596109
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4920 South Lewis Avenue, Suite 107, Tulsa, Oklahoma 74105
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Common Stock, par value $0.001 per share	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

        Securities Act registration statement file number to which this form relates: _____ (if applicable).

        Securities to be registered pursuant to Section 12(g) of the Act: N/A

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the registrant’s common stock, $0.001 par value per share, is incorporated by reference to the description of such securities contained in the registrant’s Rule 424(b) prospectus (Commission File No. 333-113712), filed on August 10, 2004, under the caption, “Description of Securities”.

Item 2. Exhibits.

The following Exhibits have been filed as a part of this Registration Statement.

Exhibit Number	Document Description

3.1	Articles of Incorporation of Arena Resources, Inc. (1)

3.2	Bylaws of Arena Resources, Inc. (1)

_________________
(1)     Incorporated by reference to Arena Resource Inc.‘s Registration Statement on Form SB-1 (SEC File No. 333-46164) filed September 20, 2000.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARENA RESOURCES, INC.

By:	/s/ Lloyd T. Rochford
Lloyd T. Rochford
President and Chief Executive Officer

August 29, 2006